SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 21, 2008

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
InCompany or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

                                                                       N/A

                                                                    (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of American Patriot Financial Group, Inc. (the “Company”) has appointed T. Don Waddell, CPA to serve as Senior Vice President, Interim Chief Financial Officer and Interim Secretary of the Company, effective March 21, 2008.  The Board of Directors of the Company’s subsidiary, American Patriot Bank (the “Bank”), has appointed Mr. Waddell to serve as Senior Vice President, Interim Chief Financial Officer and Interim Secretary of the Bank, effective March 21, 2008.  Mr. Waddell will replace Sharon W. Elkins, the current Chief Financial Officer and Secretary of both the Company and the Bank.  Ms. Elkins has resigned from her positions at the Company and the Bank, effective March 21, 2008.

Mr.  Waddell served as the Chief Financial Officer and Secretary of the Bank and the Company since each entity was formed in 2001 and 2003 respectively, until January 1, 2008.  Prior to joining the Bank, Mr. Waddell was a Certified Public Accountant in private practice and was the Chief Financial Officer of Greene County Bancshares, Inc., Greeneville, Tennessee, for eight years. Mr. Waddell received his undergraduate degree from East Tennessee State University in 1973.  Pursuant to the terms of his employment arrangement, Mr. Waddell receives a base salary of $78,285, and is eligble for a bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Dated: March 25, 2008	By:	/s/ Jerry Simmerly
	Name:	Jerry Simmerly
	Title:	Chief Executive Officer